Exhibit 10.1

December 15, 2011

Tropicana Entertainment Inc.
3930 Howard Hughes Parkway, Fourth Floor
Las Vegas, Nevada 89169
Attention: Lance Millage, Executive Vice President & CFO

Re: Waiver and Consent Letter

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of December 29, 2009, among Tropicana Entertainment Inc. (“Borrower”), the lenders from time to time party thereto (“Lenders”) and Icahn Agency Services LLC as Administrative Agent and Collateral Agent (“Administrative Agent”) (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). Unless otherwise defined in this letter (this “Waiver and Consent Letter”), capitalized terms shall have the meanings set forth in the Credit Agreement.

Section 2.11 (a) (ii) of the Credit Agreement provides, in pertinent part, that the Borrower shall have the right to make certain prepayments of Term Loans provided that “there shall be no prepayments of Term Loans unless ……. the Revolving Commitments shall have been terminated or reduced to zero” (emphasis supplied). The Borrower has requested that, notwithstanding the aforementioned provision of Section 2.11 (a) (ii), or any other provisions of the Credit Agreement or any other provisions set forth in any other Loan Document (the provisions set forth in this sentence, collectively, the “Applicable Provisions”), that solely in conjunction with the Borrower's $25 million prepayment of Term Loans to which the Borrower provided Lenders notice of on December 13, 2011, Lenders waive the provision of Section 2.11 (a) (ii) of the Credit Agreement that requires that “the Revolving Commitments shall have been terminated or reduced to zero”.

The lenders set forth on the signature pages hereto represent and warrant that they are the Required Lenders under the Credit Agreement necessary to execute this Consent and Waiver Letter and they are the only Lenders with any Revolving Commitments. The Required Lenders hereby waive the Applicable Provisions solely with respect to the Borrower's $25 million prepayment of Term Loans to which the Borrower provided Lenders notice of on December 13, 2012 and only with respect to the requirements of Section 2.11 (a) (ii) that requires that “the Revolving Commitments shall have been terminated or reduced to zero”.

Each waiver set forth herein is limited precisely as written and shall not be deemed to (i) be a waiver of or consent to the modification for, or deviation from, any other term or condition of the Credit Agreement or the other Loan Documents or (ii) prejudice any right or rights which any of the Lenders now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document.

THIS WAIVER AND CONSENT LETTER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

This Waiver and Consent Letter may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute a single contract, and shall become effective when it shall have been executed by the Borrower and the lenders on the signature pages hereto. Delivery of an executed signature page to this Agreement by facsimile or .pdf transmission shall be as effective as delivery of a manually signed counterpart of the Agreement.

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Exhibit 10.1

Very truly yours,
Icahn Enterprises Holdings LP, as a Lender
By: Icahn Enterprises GP, Inc., its general partner

By: /s/ DANIEL NINIVAGGI
Name: Daniel Ninivaggi
Title: President

Acknowledged and Agreed:

Icahn Agency Services LLC, as Administrative Agent and Collateral Agent

By:     /s/ KEITH COZZA
Name: Keith Cozza
Title: Treasurer

Tropicana Entertainment Inc., as Borrower

By:    /s/ LANCE MILLAGE
Name: Lance Millage
Title: Executive Vice President & CFO